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                                    FORM OF
                      MANAGEMENT COMPANY MASTER AGREEMENT
                      -----------------------------------

     THIS MANAGEMENT COMPANY MASTER AGREEMENT (this "Agreement") is made as of this ____ day of _________, 1996, by and between AGH LEASING, L.P., a Delaware limited partnership (the "Lessee"), AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation ("AGHI"), STEVEN D. JORNS, the President of AGHI ("Jorns"), and BRUCE G. WILES, the Executive Vice President of AGHI ("Wiles").

                                    RECITALS
                                    --------

          A. American General Hospitality Operating Partnership, L.P. (the "Lessor") has, directly or through its affiliates, acquired interests in the thirteen hotels identified on Exhibit A (the "Initial Hotels"), using the net proceeds from an initial public offering (the "Public Offering") of the common stock of American General Hospitality Corporation, a Maryland corporation ("AGHC").

          B. Simultaneously with the execution of this Agreement, the Lessor has leased the Initial Hotels to the Lessee.

          C. Simultaneously with the execution of this Agreement, the Lessee has retained AGHI to operate the Initial Hotels pursuant to 12-year management agreements.
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          D.  The parties hereto desire to enter this Agreement to set forth certain agreements relating to the matters set forth herein.


                                   AGREEMENTS
                                   ----------

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. (a) For so long as AGHI manages hotels owned by the Lessor (the "Covenant Period"), AGHI will present all hotel acquisition and development opportunities of which it becomes aware to the Lessee. Except for the hotels set forth on Schedule 1, during the Covenant Period, AGHI agrees not to, and AGHI will cause its affiliates which it controls not to, directly or indirectly, acquire, own or develop hotel properties for its own account.

          (b) In addition to the foregoing and not in limitation thereof, AGHI agrees that during the Covenant Period it will hold in a fiduciary capacity for the benefit of the Lessee and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information (as hereinafter defined), that AGHI may have acquired (whether or not developed or compiled by AGHI and whether or not AGHI was authorized to have access to such information) during the term of, in the course of or as a result of its engagement as manager of the Initial Hotels or any other hotels managed by AGHI for the benefit of the Lessee. The term

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"Confidential or Proprietary Information" as used in this Agreement means any secret, confidential or proprietary information from which the Lessee derives actual or potential economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is subject to reasonable efforts by the Lessee to maintain its secrecy. The term "Confidential or Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Partnership.

          (c) AGHI acknowledges that the restrictions and prohibitions set forth in this Paragraph 1 are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Lessee, and are a material inducement to the retention of AGHI as manager of the Initial Hotels. AGHI hereby waives, and covenants not to assert in any action or proceeding relating to this Agreement, any claim or defense that there exists an adequate remedy at law for breach of this Agreement.

          (d) AGHI acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the Lessee likely will have no adequate remedy at law if AGHI shall fail to perform any of its obligations hereunder, and AGHI therefore confirms that the Lessee's right to specific performance of the terms of this Agreement is essential to protect the rights and

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interests of the Lessee.  Accordingly, in addition to any other remedies that the Lessee may have at law or in equity, the Lessee shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by AGHI, and the Lessee shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by AGHI.

          (e) In the event AGHI is required (by oral question, interrogatories, request for information or documents, subpoena or similar process) to disclose any Confidential or Proprietary Information, it is agreed that if, in the opinion of AGHI's counsel, AGHI is compelled to disclose such Confidential or Proprietary Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, AGHI may disclose that portion of the Confidential or Proprietary Information which such counsel advises AGHI is legally required to be disclosed to such tribunal without liability hereunder.

          2. (a) For so long as Jorns owns, directly or indirectly, any equity interest in AGHI, and until the date which is 12 years after the date of this Agreement, Jorns will use 50% of the dividends (net of any tax liability attributed to such dividends) received, directly or indirectly, by him from AGHI that are attributable to AGHI's earnings from the management of hotels owned by the Lessor (as determined in good faith by Jorns) (the "Jorns Designated Amount") to acquire shares (the "Shares")

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of Common Stock in AGHC.  Jorns agrees to make such purchases on the open market as soon as practicable after the receipt of such dividends; provided, however, if any such purchases would violate the ownership limitations set forth in AGHC's charter, at the option of the Partnership, Jorns will use the applicable portion of such dividends to acquire units of limited partnership ("OP Units") from the Partnership, at a price per OP Unit equal to the market price per Share at the time of purchase. The foregoing obligation to purchase Shares or OP
Units shall be suspended during any period that, in the good faith judgment of Jorns based on the advice of independent counsel, such purchases are prohibited by applicable securities laws. If at any time Jorns is prohibited from acquiring Shares pursuant to the terms of AGHC's charter and the Partnership declines to exercise its option to sell Jorns OP Units, Jorns' obligation to acquire Shares or OP Units with the Jorns Designated Amount (or the applicable portion thereof) that Jorns offered to use to acquire OP Units shall terminate with respect to the applicable purchase period.

          (b) For so long as Wiles owns, directly or indirectly, any equity interest in AGHI, and until the date which is 12 years after the date of this Agreement, Wiles will use 50% of the dividends (net of any tax liability attributed to such dividends) received, directly or indirectly, by him from AGHI that are attributable to AGHI's earnings from the management of hotels owned by the Lessor (as determined in good faith by Wiles) (the

                                      -5-
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"Wiles Designated Amount") to acquire Shares in AGHC.  Wiles agrees to make such purchases on the open market as soon as practicable after the receipt of such dividends; provided, however, if any such purchases would violate the ownership limitations set forth in AGHC's charter, at the option of the Partnership, Wiles will use the applicable portion of such dividends to acquire OP Units from the Partnership, at a price per OP Unit equal to the market price per Share at the time of purchase. The foregoing obligation to purchase Shares or OP Units shall be suspended during any period that, in the good faith judgment of Wiles based on the advice of independent counsel, such purchases are prohibited by applicable securities laws. If at any time Wiles is prohibited from acquiring Shares pursuant to the terms of AGHC's Charter and the Partnership declines to exercise its option to sell Wiles OP Units, Wiles' obligation to acquire Shares or OP Units with the Wiles Designated Amount (or the applicable portion thereof) that Wiles offered to use to acquire OP Units shall terminate with respect to the applicable purchase period.

          3. During the Covenant Period, AGHI will establish, with respect to hotels owned by the Lessor, on an annual basis, bonus eligibility criteria for its officers and employees that are keyed to the amount of incentive management fees paid to AGHI during such year under its management agreements relating to hotels owned by the Lessor (the "IMF Bonus Program"); provided, however, the IMF Bonus Program shall not otherwise limit AGHI's

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right to establish independent bonus criteria with respect to the remaining portion of AGHI's business. To the extent AGHI's senior executive officers are entitled to receive a bonus pursuant to the terms of the IMF Bonus Program, AGHI agrees that it will pay not less than 25% of such bonus in Shares acquired in the open market. Notwithstanding the foregoing, AGHI's obligation to pay a portion of any bonus earned pursuant to the IMF Bonus Program in Shares shall be suspended to the extent (i) the acquisition of Shares by AGHI or the applicable senior executive of AGHI would be prohibited by AGHC's charter or (ii) if in the good faith judgment of AGHI based on the advice of independent counsel, AGHI's purchase of Shares or the subsequent distribution of such Shares to a senior executive officer would violate applicable securities laws.

          4. On the date hereof, AGHI will, and will cause its shareholders to, enter into an amendment to the Stock Transfer Restriction Agreement dated December 16, 1988 by and among AGHM, Inc. (currently known as American General Hospitality, Inc.) and its shareholders (and, in certain cases, their spouses), as amended to date, in the form attached hereto as Exhibit B.

          5.  Miscellaneous.
              -------------
          (a) Modification, Amendments and Waivers.  No modification, amendment
              ------------------------------------
or waiver of any provision of this Agreement shall be effective unless the same is in writing signed by all parties to this Agreement.

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          (b) Successors and Assigns.  The provisions of this Agreement shall be
              ----------------------
binding upon the parties hereto and all of their successors and assigns and inure to the benefit of the parties hereto and their permitted successors and assigns.

          (c)  Termination.  This Agreement shall terminate at such time as AGHI
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shall no longer be managing any hotels for the benefit of the Lessee or the
Lessor.

          (d)  Governing Law.  This Agreement shall be governed by the laws of
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the State of Texas, without regard to conflicts of laws.

          (e)  Assignment.  The rights of the Lessee hereunder are assignable in
               ----------
its sole discretion to the Lessor.

          (f) Counterparts.  This Agreement may be signed in one or more
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counterparts, each of which shall be an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              AGH LEASING, L.P.


                              By:  AGHL GP, Inc., its general
                                    partner



                                   By:__________________________
                                      Title:


                              AMERICAN GENERAL HOSPITALITY, INC.



                              By:________________________________
                                 Title:



                              ___________________________________
                                        Steven D. Jorns



                              ___________________________________
                                        Bruce G. Wiles